EXHIBIT 3.1

SECOND AMENDMENT TO

LIMITED LIABILITY COMPANY AGREEMENT

OF

WEG GP LLC

This Second Amendment, dated as of June 17, 2003 (this “Amendment”), to Limited Liability Company Agreement, dated as of November 15, 2002 and amended by the First Amendment thereto dated as of March 3, 2003 (as amended, the “Agreement”), of WEG GP LLC (the “Company”), a Delaware limited liability company, is adopted, executed and agreed to by WEG Acquisitions, L.P., a Delaware limited partnership and the sole member of the Company (the “Member”), pursuant to authority granted in Section 13.05 of the Agreement.  Capitalized terms used but not defined herein are used as defined in the Agreement.

WHEREAS, immediately prior hereto, the closing of the transactions contemplated by that certain Purchase Agreement, dated as of April 18, 2003, as amended by Amendment No. 1 thereto dated as of May 5, 2003 (as amended, the “Purchase Agreement”), by and among Williams Energy Services, LLC (“WES”), Williams Natural Gas Liquids, Inc. (“WNGL”), Williams GP LLC and the Member has occurred;

WHEREAS, pursuant to the Purchase Agreement, the Member purchased from WES and WNGL all of the Membership Interests in the Company, thereby becoming the sole Member of the Company; and

WHEREAS, pursuant to Section 13.05 of the Agreement, the Member wishes to amend the Agreement to reflect the Member’s status as the sole Member of the Company and to make certain other changes as set forth in this Amendment.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.                                       All references in the Agreement to WES and WNGL in their capacity as Members are hereby amended and restated to be deemed to be references to WEG Acquisitions, L.P. in its capacity as the sole Member of the Company, and WES and WNGL shall cease to be Members of the Company.

2.                                       Section 1.01 of the Agreement is hereby amended by amending and restating the definition of “Partnership Agreement” in its entirety as follows:

““Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated September 27, 2002, as amended by Amendment Nos. 1 and 2 thereto, each dated as of November 15, 2002, as may be further amended, or any successor agreement.”

3.                                       Section 2.01 of the Agreement is hereby amended and restated in its entirety as follows:

“Section 2.01  Formation.

Holding formed the Company as a Delaware limited liability company by the filing of the Delaware Certificate, dated as of the Original Filing Date, with the Secretary of State of Delaware pursuant to the Act. Holding assigned, transferred and conveyed all of its limited liability company interest in the Company to WES and WNGL on November 15, 2002, and thereafter the name of the Company was changed to WEG GP LLC on November 15, 2002.  On June 17, 2003, WES and WNGL assigned, transferred and conveyed all of their limited liability company interests in the Company to WEG Acquisitions, L.P.”

4.                                       Section 2.03 of the Agreement is hereby amended by restating the final sentence thereof in its entirety as follows:

“The Members may change the Company’s registered agent or the location of the Company’s registered office or principal place of business as the Members may from time to time determine.”

5.                                       Section 2.04 of the Agreement is hereby amended by deleting the final paragraph thereof in its entirety.

6.                                       Section 2.07 of the Agreement is hereby amended and restated in its entirety as follows:

“Section 2.07  No State Law Partnership

The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than (if the Company has more than one Member) Federal and state income tax purposes, and this Agreement may not be construed to suggest otherwise.”

7.                                       Section 6.02 of the Agreement is hereby amended and restated in its entirety as follows:

“Section 6.02  Distributions on Dissolution and Winding Up

Upon the dissolution and winding up of the Company, after adjusting the Capital Accounts, if any, for all distributions made under Section 6.01 and all allocations under Article VI, all available proceeds distributable to the Members as determined under Section 12.02 shall be distributed (i) to all of the Members in amounts equal to the Members’ positive Capital Account balances, or (ii) if the obligation to maintain Capital Accounts has been suspended under Section 13.12 of this Agreement, to the sole Member.”

8.                                       Section 8.02 of the Agreement is hereby amended by amending and restating the first sentence thereof in its entirety as follows:

“The names and titles of the officers of the Company as of June 17, 2003 are set forth on Exhibit B hereto.”

9.                                       Section 12.02 of the Agreement is hereby amended by inserting the following provision as a new paragraph immediately following Section 12.02(a)(iii)(C) and immediately preceding Section 12.02(b):

“; provided, however, that notwithstanding the foregoing provisions of clauses (A), (B) and (C) immediately above, if the obligation to maintain Capital Accounts has been suspended under Section 13.12 of this Agreement, no allocations shall be made and all Company property shall be distributed to the sole Member.”

10.                                 Section 13.02 of the Agreement is hereby amended by amending and restating in their entirety the final three provisions of Section 13.02, which set forth the notice addresses for the Company and the Members, as follows:

“To the Company:

WEG GP LLC

One Williams Center

Tulsa, Oklahoma  74172

Attn:                    General Counsel

Fax:                                  (918) 573-6928

To WEG Acquisitions, L.P.:

c/o WEG GP LLC

One Williams Center

Tulsa, Oklahoma  74172

Attn:                    General Counsel

Fax:                                  (918) 573-6928

11.                                 The Agreement is hereby amended by inserting the following new Section 13.12 immediately after Section 13.11:

“Section 13.12  Suspension of Certain Provisions If Only One Member

(a)                                  The following definitions in Article I of this Agreement shall be suspended and shall have no force or effect at any time that there is only one Member of the Company:

(i)                                     “Adjusted Capital Account Deficit”,

(ii)                                  “Capital Account”,

(iii)                               “Depreciation”,

(iv)                              “Gross Asset Value”,

(v)                                 “Profits” and “Losses”,

(vi)                              “Target Capital Account Amount”, and

(vii)                           “Treasury Regulations”.

(b)                                 The following provisions of this Agreement shall be suspended and shall have no force or effect at any time that there is only one Member of the Company:

(i)                                     Section 5.04 (Capital Accounts);

(ii)                                  Section 6.03 (Allocations);

(iii)                             Section 6.04 (Varying Interests);

(iv)                              Section 6.05 (Tax Distributions);

(v)                                 Section 6.06 (Withheld Taxes);

(vi)                              Section 10.01 (Tax Returns);

(vii)                         Section 10.02 (Tax Elections); and

(viii)                        Section 12.03 (Deficit Capital Accounts).”

12.                                 Exhibit A to the Agreement is hereby amended and restated in its entirety as follows:

“Exhibit A

Sharing Ratios

Member	Sharing Ratio	Effective Capital Contribution

WEG Acquisitions, L.P.	100%	$1,000.00	”

13.                                 Exhibit B to the Agreement is hereby amended and restated in its entirety as follows:

“Exhibit B

Officers

John D. Chandler	Vice President, Chief Financial Officer and Treasurer

Suzanne H. Costin	Secretary

Michael N. Mears	Vice President

Richard A. Olson	Vice President

Brett C. Riley	Vice President

Lonny E. Townsend	Vice President, General Counsel and Assistant Secretary

Don R. Wellendorf	Chairman of the Board, President and Chief Executive Officer

Jay A. Wiese	Vice President”

14.                                 Except as hereby amended, the Agreement shall remain in full force and  effect.

15.                               This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.

16.                               Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

WEG ACQUISITIONS, L.P.,
Member

By: WEG Acquisition Management, LLC,
its General Partner

By:	/s/ Justin S. Huscher
	Name:	Justin S. Huscher
	Title:	Authorized Signatory

By:	/s/ Pierre F. Lapeyre, Jr.
	Name:	Pierre F. Lapeyre, Jr.
	Title:	Authorized Signatory